SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549




                                FORM 8-K/A

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                   Securities and Exchange Act of 1934


            Date of Report (date of earliest event reported):
                             December 2, 1997



                       ProMedCo Management Company
          (Exact name of Registrant as specified in its charter)


         Delaware                      0-21373                   75-2529809
         (State of              (Commission File No.)           (IRS Employer
      Incorporation)                                         Identification No.)


                         801 Cherry Street, Suite 1450
                            Fort Worth, Texas 76102
          (Address of principal executive offices, including zip code)


                                 (817)335-5035
              (Registrant's telephone number, including area code)

The undersigned Registrant hereby amends Item 7 of its current report on Form 8-K which was filed with the Securities and Exchange Commission on December 17, 1997, as follows:

Item 7.  Financial Statements and Exhibits

         (a)      Financial Statements of Business Acquired

                  The audited financial statements of Health Plans, Inc. as of
                      December 31, 1996

                  The unaudited financial statements of Health Plans, Inc. as of
                      September 31, 1997

         (b)      Pro Forma Financial Information

                  Unaudited Pro Forma Consolidated Balance Sheet as of December
                      31, 1996

                  Unaudited Pro Forma Consolidated Statement of Operations for
                      the year ended December 31, 1996

                  Unaudited Pro Forma Consolidated Balance Sheet as of September
                      30, 1997

                  Unaudited Pro Forma  Consolidated  Statement of Operations for
                      the nine months ended September 30, 1997

                  Notes to Pro Forma Consolidated Financial Information

                  The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto, included in the Company's registration statement on Form S-1 and related prospectus dated March 12, 1997.

                         Report of Independent Auditors


The Board of Directors
Health Plans, Inc.


We have audited the accompanying balance sheet of Health Plans, Inc., a subsidiary of PBMA Health Systems, Inc., as of December 31, 1996, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the year ended December 31, 1995 were audited by other auditors whose report dated March 8, 1996 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 1996 financial statements referred to above present fairly, in all material respects, the financial position of Health Plans, Inc. at December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.




May 8, 1997

                               Health Plans, Inc.

                                 Balance Sheets


                                                                                                             December 31

                                                                                                      1996                 1995
Assets
Current assets:
   Cash and cash equivalents ...........................................................          $ 1,729,368           $ 1,390,968
   Accounts receivable .................................................................            1,719,764             1,021,438
   Prepaid expenses and other current assets ...........................................               51,629                37,394
   Deferred income taxes (Note 9) ......................................................              213,000               147,000
   Income tax receivable ...............................................................               30,000                54,000
                                                                                                  -----------           -----------
Total current assets ...................................................................            3,743,761             2,650,800

Investments (Note 3) ...................................................................            4,005,280             3,470,823
Other assets ...........................................................................                4,602                15,648

Leasehold improvements and equipment:
   Leasehold improvements ..............................................................              309,986               270,390
   Equipment ...........................................................................              848,948               702,098
                                                                                                  -----------           -----------
                                                                                                    1,158,934               972,488
   Less allowances for depreciation ....................................................             (663,315)             (488,827)
                                                                                                      495,619               483,661
                                                                                                  -----------           -----------

Total assets ...........................................................................          $ 8,249,262           $ 6,620,932
                                                                                                  ===========           ===========

Liabilities and stockholders' equity Current liabilities:
   Accounts payable and accrued expenses ...............................................          $   117,758           $   167,758
   Accrued payroll and amounts withheld ................................................            1,266,796             1,240,213
   Accrual for purchased medical services ..............................................            1,132,919             1,077,809
   Deferred revenue ....................................................................              150,096
   Note payable, including accrued interest (Notes 4 and 5) ............................            1,830,010
                                                                                                  -----------           -----------
Total current liabilities ..............................................................            4,497,579             2,485,780

Accrued preferred dividends payable (Notes 4 and 5) ....................................              247,500
Deferred income taxes (Note 9) .........................................................              146,000                37,000

Stockholders' equity (Notes 4, 5 and 6):
   Nonvoting common stock, $.01 par value; authorized
     shares--1,000,000; issued and outstanding--none
   Common stock, $.01 par value; authorized shares--1,000,000;
     issued and outstanding--109,087 in 1996 and 100,000 in 1995 .......................                1,091                 1,000
   Additional paid-in capital ..........................................................              107,996                99,000
   Preferred stock, $15 par value; nonvoting convertible; authorized shares--200,000; issued and outstanding--none in 1996 and
     100,000 in 1995 ...................................................................            1,500,000
   Unrealized gain on securities available for sale, net of tax ........................              260,037               108,380
   Retained earnings ...................................................................            3,236,559             2,142,272
Total stockholder's equity .............................................................            3,605,683             3,850,652
                                                                                                  -----------           -----------

Total liabilities and stockholders' equity .............................................          $ 8,249,262           $ 6,620,932
                                                                                                  ===========           ===========



See accompanying notes.

                              Health Plans, Inc.

                             Statements of Income



                                                      Year ended December 31

                                                       1996             1995

Management service revenue (Note 4) ..........    $  9,206,294     $  9,462,123
Premium revenue ..............................       6,594,888        4,168,558
Other revenue ................................         319,269          318,562
                                                  ------------     ------------
                                                    16,120,451       13,949,243

Operating expenses (Note 4):
   Salaries, wages and employee benefits .....       6,945,232        6,794,043
   Purchased medical services ................       5,086,083        3,772,638
   Administrative expenses ...................       1,400,514        1,096,863
   Supplies and other expenses ...............         135,790          148,605
   Professional fees .........................         484,501          153,285
   Depreciation and amortization .............         185,534          152,471
   Interest ..................................          25,887
                                                    14,263,541       12,117,905
                                                  ------------     ------------

Income before income taxes ...................       1,856,910        1,831,338
Income taxes (Note 9) ........................        (706,000)        (693,730)
                                                  ------------     ------------

Net income ...................................    $  1,150,910     $  1,137,608
                                                  ============     ============

See accompanying notes.

                                Health Plans, Inc.

                         Statements of Stockholders' Equity




                                                 Additional                  Unrealized
                                       Common     Paid-In      Preferred      Gain on       Retained
                                       Stock      Capital        Stock       Securities     Earnings       Total
                                    ------------------------------------------------------------------------------
Balance at January 1, 1995            $1,000    $  99,000    $ 1,500,000                 $1,147,164    $ 2,747,164
   Net income                                                                             1,137,608      1,137,608
   Accumulated preferred
     dividends                                                                             (142,500)      (142,500)
   Unrealized gain on securities,
     net of taxes of $72,000                                                  $108,380                     108,380
                                     -------    ---------     ----------      --------   ----------     ----------
Balance at December 31, 1995           1,000       99,000      1,500,000       108,380    2,142,272      3,850,652
   Net income                                                                             1,150,910      1,150,910
   Accumulated preferred
     dividends                                                                              (56,623)       (56,623)
   Redemption of 100,000 shares
     of preferred stock                                       (1,500,000)                               (1,500,000)
   Proceeds from issuance of
     9,087 shares of common
     stock through exercise of
     stock options                        91        8,996                                                    9,087
   Unrealized gain on securities,
     net of taxes of $102,000                                                  151,657                     151,657
                                    --------     --------    ------------     --------   ----------    -----------

Balance at December 31, 1996          $1,091     $107,996    $      -0-       $260,037   $3,236,559    $ 3,605,683
                                    ========     ========    ============     ========   ==========    ===========





See accompanying notes.

                               Health Plans, Inc.

                           Statements of Cash Flows


                                                                                                        Year ended December 31

                                                                                                      1996                  1995
Operating activities
Net income ...........................................................................           $ 1,150,910            $ 1,137,608
Adjustments to reconcile net income to net cash provided
   by operating activities:
     Depreciation and amortization ...................................................               185,534                152,471
     (Gain) loss on sale of investments ..............................................               (39,756)                 3,871
     Changes in operating assets and liabilities:
       Accounts receivable ...........................................................              (698,326)              (809,622)
       Prepaid expenses and other current assets .....................................               (14,235)                 4,813
       Deferred income taxes .........................................................               (59,000)               (92,000)
       Income taxes receivable .......................................................                24,000               (211,500)
       Accounts receivable and accrued expenses ......................................               (50,000)                81,866
       Accrued payroll and amounts withheld ..........................................                26,583                394,070
       Accrual for purchased medical services ........................................                55,110              1,008,018
       Deferred revenue ..............................................................               150,096
       Accrued interest ..............................................................                25,887
                                                                                                 -----------            -----------
Net cash provided by operating activities ............................................               756,803              1,669,595

Investing activities
Proceeds from sale of marketable securities ..........................................             1,133,632                328,921
Purchases of marketable securities ...................................................            (1,374,676)              (871,762)
Purchases of leasehold improvements and equipment ....................................              (186,446)              (136,155)
                                                                                                 -----------            -----------
Net cash used in investing activities ................................................              (427,490)              (678,996)

Financing activity
Proceeds from exercise of stock options ..............................................                 9,087
Net cash provided by financing activity ..............................................                 9,087
                                                                                                 -----------            -----------

Increase in cash and cash equivalents ................................................               338,400                990,599
Cash and cash equivalents at beginning of year .......................................             1,390,968                400,369
                                                                                                 -----------            -----------

Cash and cash equivalents at end of year .............................................           $ 1,729,368            $ 1,390,968
                                                                                                 ===========            ===========

Supplemental information:
   Income taxes paid .................................................................           $   741,000            $   997,230
                                                                                                 ===========            ===========

   Accrued dividends payable (noncash transaction) ...................................           $    56,623            $   142,500
                                                                                                 ===========            ===========

   Unrealized appreciation in investments (recorded net of tax
     effect of $102,000 in 1996 and $72,000 in 1995) .................................           $   253,657            $   180,380
                                                                                                 ===========            ===========

Also, in 1996, the previously outstanding preferred stock was redeemed which will be paid under the terms of a note agreement which is not reflected as a cash flow.


See accompanying notes.Organization and Operation

Health Plans, Inc. (Health Plans or Corporation), located in Falmouth, Maine, is a for-profit subsidiary of PBMA Health Systems, Inc. (HSI).

Health Plans is a Maine business corporation organized for the primary purpose of providing health care management and managed care services. Health Plans also contracts with licensed HMOs and other third-party payors to provide or to arrange for the provision of comprehensive health services to the HMO members on a capitation basis through the Health Plans health care network. Health Plans pays capitation or negotiated fees for services provided by outside parties.

Significant Accounting Policies

Cash and Cash Equivalents

Health Plans considers all highly liquid deposits and short-term investments to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. This most significant areas which are affected by the use of estimates include accounts receivable under capitation agreements and the accrual for purchased medical services.

Concentration of Credit Risk

Financial instruments which subject Health Plans to credit risk consist of cash equivalents and accounts receivable. The risk with respect to cash equivalents is minimized by the Corporation's policy of investing in financial instruments with short-term maturities issued by highly rated financial institutions. Health Plans accounts receivable are due from three HMO entities located in New England for payment under capitated fee arrangements. The risk with respect to accounts receivable is minimized by the credit worthiness of HMO entities contracted. During 1996, 41% of the Corporation's revenues were generated by three New England HMO entities. Management does not anticipate any credit losses related to these receivables and has not experienced any losses historically.

Investments

Health Plans classifies all marketable securities as available for sale and are valued at fair value. Unrealized gains or losses on marketable securities are reflected as a separate component of stockholders' equity, net of applicable income tax. Actual realized gains and losses are reflected in operations and are based upon specific identification of securities traded.

Leasehold Improvements and Equipment

Leasehold improvements and equipment are stated on the basis of cost. Depreciation of equipment and of assets recorded as leasehold improvements are determined using the straight-line method in a manner intended to amortize the cost of assets over their estimated useful lives or the lease terms, whichever is shorter.

Management Service Revenue

Health Plans recognizes its management service revenue in the period earned on an accrual basis.

Premium Revenue

Premium revenue represents contracts which Health Plans has entered into with several HMO's to provide medical services for a defined population. These contracts are subject to cancellation by either party within notification periods set forth in the contracts. Payment terms are renegotiated annually. Capitation premiums are due monthly and are recognized as revenue during the period in which services are obligated to be provided.

As part of an incentive program, the respective HMO's retain a percentage of the capitation as a risk-sharing fund. In the event that utilization deviates from budgeted amounts, Health Plans and the HMO's share any excess/deficit based upon certain risk-sharing provisions.

Purchased Medical Services

Health Plans has contracted with physicians to provide primary medical care and other services which Health Plans is obligated to provide under HMO contracts. Health Plans compensates providers on a capitated basis or negotiated fees. The cost of the health care services contract is accrued in the period in which it is provided to a member based in part on estimates, including an accrual for medical services provided but not reported. Included as a reduction of purchased medical expenses in 1996 is approximately $200,000 of expenses, net of the bonus and tax effect, included in prior-year estimates which were reversed in 1996.

Reinsurance (Stop-Loss)

Reinsurance premiums are reported as health care cost and reinsurance recoveries are reported as a reduction of related health care costs.

Stock Options

The Corporation has certain stock option plans in effect for key employees, advisors and directors. Options are granted in accordance with the option plans and are granted at market value as determined by an independent appraisal or the latest calculation by management using the same assumptions as the latest outside valuation.

Pension Plan

Health Plans sponsors a defined-contribution plan for employees. Under the plan, the employer contributes 3% of eligible earnings to employees' accounts, and matches 50% of employees' contribution to a maximum of 3% of eligible earnings. Health Plans' expense related to the plan was $216,500 in 1996 and $208,600 in 1995.

Income Taxes

Income taxes are recorded based upon the liability method as prescribed by Financial Accounting Standards Board (FASB) Statement No. 109, "Accounting for Income Taxes." The Corporation files a consolidated tax return with HSI, its parent.

Employee Bonus Plan

Among other plans, the Corporation has an employee bonus plan under which 35% of operating income is available for distribution to employees of Health Plans.

Reclassifications

Certain amounts in the prior year have been reclassified to permit comparison.

3.   Investments

The fair value of investments at December 31 is as follows:


                                                       1996            1995
                                                   ----------       ----------

Debt securities with rates ranging
   from 4% to 7% and maturing
   in years 1997 to 2004                           $2,129,323       $2,644,844
Marketable equity securities                        1,592,170          752,026
Equity mutual funds                                   283,787           73,953
                                                   ----------       ----------

                                                   $4,005,280       $3,470,823
                                                   ==========       ==========

Realized gains and losses on marketable securities were $54,223 and $14,467, respectively, in 1996 and $-0- and $3,871, respectively, in 1995.

Unrealized gains and losses on marketable equity securities and mutual funds were $439,262 and $5,225, respectively, at December 31, 1996 and $182,855 and $2,475, respectively, at December 31, 1995. The related cost of marketable equity securities and mutual funds were $1,441,920 and $645,599 at December 31, 1996 and 1995, respectively. The estimated fair value of debt securities equal cost at December 31, 1996 and 1995.

At December 31, 1996, Health Plans has $395,208, $1,535,365 and $198,750 of debt securities which will mature within one year, after one year through five years and after five years through ten years, respectively.

4.  Significant Contract

Health Plans contracts with Martin's Point to provide certain administrative and management services. In October 1996, the contract was amended to provide certain risk management and information systems services through October 1997, at which time the management contract will expire. Health Plans received $9,001,135 and $9,392,249 for services provided in 1996 and 1995, respectively. Revenue in 1997 under the contract will be $4,075,000. As a result of the change in the management contract, Health Plans has also reduced its annual operating expenses, through staff reductions and other measures, by approximately $4,350,000.

Health Plans also contracts with Martin's Point to provide primary care services to Health Plans' patients. In 1996, Health Plans recorded $608,000 in expenses relating to this contract and $423,000 in 1995.

In 1996, as part of the amended agreement with Martin's Point, Martin's Point redeemed Health Plans' preferred stock of $1,500,000 and accrued preferred dividends of $304,123 in exchange for a note valued at $1,804,123 which had accrued interest of $25,887 at December 31, 1996. The note and all accrued interest at 9.25% will be paid in four equal installments of $475,000 during 1997.

At December 31, 1996 and 1995, the Corporation had a net payable of $15,688 and a net receivable of $35,500, respectively, from Martin's Point for certain expenses paid by and on behalf of Martin's Point.

5.   Capitalization

PBMA Health Systems, Inc. owns 100,000 outstanding shares of common stock and the remaining are held by an officer of the Corporation. Health Plans has 200,000 shares of authorized preferred stock of which 100,000 shares previously outstanding were redeemed in 1996 (see Note 4).

In 1995, the Corporation authorized 1,000,000 shares of nonvoting common stock. No shares have been issued.

Voting common stock has full voting rights and the preferred stock has no voting rights except in regard to authorization or issuance of additional shares or classes of stock, a merger or consolidation of the Corporation with another corporation, or the sale of substantially all of the Corporation's assets. The Corporation is required to reserve and keep available sufficient shares of authorized voting stock to permit conversion of the preferred stock in accordance with the agreement.

Holders of the preferred stock are entitled to certain conversion provisions to common stock, to receive a pro rata share of any declared dividends on common stock as well as preferred dividends and are subject to certain provisions by the Corporation.

6.   Stock Option Plans

The Corporation has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related
Interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of the Corporation's employee stock options equals the fair value of the underlying stock on the date of grant, no compensation expense is recognized. The "minimum value" method for nonpublic companies has been utilized to calculate the excess of the fair value of the stock at the date of grant over the present value of the exercise price over the expected exercise life of the option ranging from two to six years at a rate of 5.44% to 7.62%. No dividend payments are expected. The effect of applying Financial Accounting Standards Board Statement's 123's, Accounting for Stock-Based Compensation, fair-value method to the Corporation's stock-based awards result in net income that is not materially different from amounts reported.

The   weighted-average   fair  value  of   options   granted  in  1995  and  the
weighted-average remaining contractual life of options outstanding at December 31, 1996 was $1.94 and eight years, respectively.

The Corporation has certain incentive stock option plans (the Plans) available for key employees, advisors and directors. Under the Plans at December 31, 1996, a total of 499,413 shares of both common voting and common nonvoting have been reserved for issuance. Of the total shares reserved, 246,913 shares represent voting common of which 160,988 are reserved for issuance based upon certain anti-dilutive provisions. The nonvoting common shares reserved for issuance total 252,500 of which 164,500 are reserved for issuance based upon certain anti-dilutive provisions.

The exercise price of the options is based upon fair value as set forth in the stock option plans. All options may be exercised immediately upon vesting and all options granted expire ten years from the grant date. Shares purchased under the option program are restricted and may only be sold to the Corporation. The Corporation must purchase shares owned pursuant to the Plans at fair value in the event that an employee terminates employment and puts the shares to the Corporation.

A summary of option activity is as follows:


                                                       1996                              1995
                                         --------------------------------   -------------------------------

                                                             Weighted-                         Weighted-
                                                              Average                           Average
                                                             Exercise                           Exercise
                                              Shares           Price             Shares          Price
                                         --------------------------------   -------------------------------
Outstanding at beginning of year             135,812          $ 5.73            79,012           $  1.88
Granted                                                                         56,800             11.08
Canceled                                     (22,500)          (4.74)
Exercised                                     (9,087)          (1.00)
                                         -----------------                  -----------------

Outstanding at end of year                   104,225            6.35           135,812              5.73
                                         =================                  =================

Price range at close of year              $2.00 - $11.25                     $1.00 - $11.25
                                         =================                  =================

Exercisable at close of year                  82,384            6.37            86,637              5.69
                                         =================                  =================

Available for grant at close of year         395,88                            372,688
                                         =================                  =================

7.   Stop-Loss Insurance

The Corporation has certain stop-loss insurance arrangements to limit its losses on individual claims. The policies cover the cost of each member's annual health care services in excess of a $50,000 deductible up to a maximum benefit payable of $1,000,000 per covered member per policy period.

8.   HMO Licensure

On October 26, 1994, the Corporation was granted an HMO license under the laws of the State of Maine (State). Such licensure allows the Corporation to enter into full risk contracts or to provide medical services directly with employees and other groups.

Health Plans is subject to certain regulatory oversight under its HMO license. Health Plans is required to maintain a certain net worth under the statutory requirements which is $1,000,000 at December 31, 1996.

9.   Income Taxes

Health Plans' income tax expense for the period ended December 31 is as follows:

                                                        1996            1995
                                                     -------------------------
Current:
 Federal                                             $609,000         $608,940
 State                                                156,000          176,790
                                                     -------------------------
                                                      765,000          785,730

Deferred:
 Federal                                              (46,200)         (71,300)
 State                                                (12,800)         (20,700)
                                                      (59,000)         (92,000)
                                                     -------------------------

                                                     $706,000         $693,730
                                                     =========================

Deferred income taxes arise from temporary differences between the tax basis of assets and liabilities and reported amounts in the financial statements. These differences relate principally to the Corporation's method of depreciation and amortization, temporary differences due to timing of payment of payroll accruals and claim reserves and unrealized gains on investment securities.

10.      Operating Leases

The Corporation leases office space under short-term leasing arrangements. Rent expense was approximately $185,000 and $155,000 for 1996 and 1995, respectively.

                            Health Plans, Inc.

                      Unaudited Condensed Balance Sheet
                          as of September 30, 1997


         ASSETS

CURRENT ASSETS
         Cash and cash equivalents                             $       2,101,609
         Accounts receivable, net                                      2,966,007
         Prepaid expenses and other current assets                       595,601
                                                               -----------------
                  Total current assets                                 5,663,217

INVESTMENTS                                                            3,034,245
PROPERTY AND EQUIPMENT, net of accumulated
         depreciation of 807,967                                         723,118
OTHER ASSETS                                                             855,000
                                                               -----------------
                  Total assets                                 $      10,275,580
                                                               =================




         LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
         Accounts payable                                      $       1,370,682
         Accrued salaries, wages and benefits                            815,229
         Accrued expenses and other current liabilities                  150,097
         Accrual for purchased medical services                        2,703,684
         Current maturities of long-term debt                            750,000
                                                               -----------------
                  Total current liabilities                            5,789,692

OTHER LONG TERM LIABILITIES                                              360,988
                                                               -----------------
                  Total liabilities                                    6,150,680

STOCKHOLDERS' EQUITY:
         Common stock                                                      1,501
         Additional paid in capital                                      190,561
         Unrealized gain on securities                                   583,483
         Retained earnings                                             3,349,355
                                                               -----------------
         Total stockholders' equity                                    4,124,900
                                                               -----------------
                  Total liabilities and stockholders' equity   $      10,275,580
                                                               =================


               The accompanying notes are an intergral part of these financial statements.

                                            Health Plans, Inc.

                               Unaudited Condensed Statement of Operations
                               For the Nine Months Ended September 30, 1997


NET REVENUES                                                   $      11,319,268
                                                               -----------------

OPERATING EXPENSES

         Salaries, wages and employee benefits                         2,014,243
         Purchased medical services                                    7,924,988
         Administrative expenses                                         461,392
         Supplies and other expenses                                      32,262
         Professional fees                                               434,144
         Depreciation and amortization                                   194,254
         Interest expense                                                 69,990
                                                               -----------------
                                                                      11,131,273

INCOME BEFORE PROVISION FOR INCOME TAXES                                 187,995

PROVISION FOR INCOME TAXES                                                75,199

NET INCOME                                                     $         112,796
                                                               =================




















               The accompanying notes are an intergral part of these financial statements.

                                 Health Plans, Inc.

                 Unaudited Condensed Statement of Stockholders' Equity
                      For the Nine Months Ended September 30, 1997



                                                   Additional    Unrealized
                                        Common       Paid-in       Gain on      Retained
                                         Stock       Capital     Securities     Earnings         Total

BALANCE, December 31, 1996            $    1,091   $  107,996   $  260,037   $  3,236,559    $  3,605,683

     Proceeds from issuance
       of 41,025 shares of
       common stock through
       exercise of stock options            410        82,565            -             -           82,975

     Unrealized gain on securities,
       net of taxes of $214,988               -             -      323,446             -          323,446

     Net income, unaudited                    -             -            -        112,796         112,796
                                      ----------   ----------   ----------   ------------    ------------

BALANCE, September 30, 1997           $    1,501   $  190,561   $  583,483   $  3,349,355    $  4,124,900
                                      ==========   ==========   ==========   ============    ============





















   The  accompanying  notes are an intergral part of these financial statements.

                          Health Plans, Inc.

                 Unaudited Condensed Statement of Cash Flows
                 For the Nine Months Ended September 30, 1997


NET CASH USED IN OPERATIONS                                 $        (633,064)
                                                            -----------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchases of property and equipment                         (372,151)
         Allowance for marketable equity securities                   323,446
         Net proceeds from sale of long term investments              971,035
                                                            -----------------
         Net cash provided by investing activities                    922,330
                                                            -----------------

CASH FLOWS FROM FINANCING ACTIVITIES:
         Issuance of common stock                                      82,975

NET INCREASE IN CASH AND CASH EQUIVALENTS                             372,241

CASH AND CASH EQUIVALENTS, December 31, 1996                        1,729,368
                                                            -----------------

CASH AND CASH EQUIVALENTS, September 30, 1997               $       2,101,609
                                                            =================






















  The  accompanying  notes are an intergral part of these financial statements.

                            Health Plans, Inc.

                    Notes to Interim Financial Statements


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying condensed unaudited interim financial statements of Health Plans, Inc. (the "Company" or "HPI") have been prepared in accordance with generally accepted accounting principles for interim financial information and the rules and regulations of the Securities and Exchange Commission. They do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. Although management believes that the disclosure is adequate to prevent the information from being misleading, the interim financial statements should be read in conjunction with the Company's audited financial statements included elsewhere in this 8-K/A filing. In the opinion of Company management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, have been included.

Operations

The Company is a Maine corporation and is a for-profit subsidiary of PBMA Health Systems, Inc. ("HIS"). The Company is organized for the primary purpose of providing health care management and managed care services. HPI also contracts with licensed HMOs and other third-party payors to provide or to arrange for the provision for comprehensive health services to the HMO members on a capitation basis through the HPI health care network. HPI pays capitation or negotiated fees for services provided by outside parties.


2.  SUBSEQUENT EVENT

On December 2, 1997, ProMedCo Management Company a Delaware corporation, through wholly owned subsidiary, HP Acquisition Corp. (collectively "ProMedCo") acquired all of the outstanding stock of HPI. The total consideration for the transaction was approximately $8.5 million, which consisted of $1.7 million cash and $6.8 million of ProMedCo's common stock and stock options.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The pro forma as adjusted consolidated balance sheet gives effect to the acquisition of all of the outstanding stock of Health Plans, Inc. (the "HPI Acquisition") as if it had been completed on December 31, 1996 and also reflects the initial public offering of ProMedCo Management Company's ("ProMedCo" or the "Company") Common Stock in March 1997 (the "Offering") and the conversion of all outstanding Series A Redeemable Convertible Preferred Stock and Class B Common Stock of the Company into Common Stock and the termination of the Company's contingent obligation to repurchase all outstanding Redeemable Common Stock, all of which occurred simultaneously with the closing of the Offering, as if such transactions had occurred on December 31, 1996.

     The pro forma as adjusted consolidated statement of operations for the year ended December 31, 1996, gives effect to the HPI Acquisition as if it had been completed on January 1, 1996. The historical as adjusted statement of operations gives effect to the Offering and to the prior affiliations with Abilene Diagnostic Clinic, P.L.L.C., Cullman Family Practice, P.C.; Family Medical Clinic, P.C.; Morgan-Haugh, P.S.C.; HealthFirst Services, Inc.; Tarrant Family Practice, P.A., King's Daughters Clinic, P.A., Naples Medical Center, P.A.,
Naples Obstetrics & Gynecology, M.D., P.A., and IMG, Inc. (the "Prior Transactions"), completed during 1996 and 1997, as if they had been completed on January 1, 1996. The pro forma as adjusted consolidated statement of operations information is based on the financial statements of the Company and the affiliated physician groups, giving effect to the HPI Acquisition and the Prior Transactions under the purchase method of accounting, and the assumptions and adjustments in the accompanying notes to pro forma consolidated financial information.

     The pro forma consolidated financial information has been prepared by management based on the audited financial statements of the affiliated physician groups, adjusted where necessary to reflect the acquisitions and related operations as if the service agreements between the Company and such groups had been in effect during the entire periods presented. This pro forma consolidated financial information is presented for illustrative purposes only and is not indicative of the results that would have occurred if the HPI Acquisition or the Prior Transactions had been completed on January 1, 1996 or that may be obtained in the future. The pro forma consolidated financial information should be read in conjunction with the audited consolidated financial statements and notes thereto of Health Plans, Inc. included elsewhere in this filing and for the Company, Abilene Diagnostic Clinic, P.L.L.C., Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc., and Tarrant Family Practice, P.A., included in the Company's registration statement on Form S-1 and related prospectus dated March 12, 1997, the Southwest Florida Clinic Practices included in the Company's 8-K filing dated April 23, 1997, and IMG, Inc. included in the Company's 8-K filing dated October 8, 1997.

                    PRO FORMA CONSOLIDATED BALANCE SHEET
                             December 31, 1996
                               (Unaudited)


                                     Offering       Prior        Prior
                                     Adjustments Transactions Transactions      Histor-       HPI         HPI        Pro
                         Histor-     and Equity    Histor-       Adjust-       ical As      Histor-      Adjust-    Forma as
                         ical(a)  Conversions(b)   ical(c)       ments        Adjusted      ical(f)      ments     Adjusted

                                                        ASSETS
Current assets:
   Cash and cash
     equivalents      $ 1,633,534  $31,764,065  $   569,911  $(21,069,004)(e)  $12,898,506 $1,729,368  $(1,730,727)(h) $ 12,897,147
   Accounts
     receivable, net    6,227,228        -        7,251,106    (1,071,296)(d)   12,407,038  1,719,764        -           14,126,802
   Inventory              225,212        -           30,989         -              256,201       -           -              256,201
   Management fees
     receivable         1,266,598        -            -        (1,200,000)(d)       66,598       -           -               66,598
   Due from affiliated
     physician groups     660,278        -            -             -              660,278       -           -              660,278
   Prepaid expenses and
     other current assets 517,633        -          203,934      (143,778)(d)      577,789    294,629        -              872,418
                       ----------  -----------  -----------  ------------      ----------- ----------  -----------     ------------
     Total current
       assets          10,530,483   31,764,065    8,055,940   (23,484,078)      26,866,410  3,743,761   (1,730,727)      28,879,444

Investments                 -            -            -             -              -        4,005,280        -            4,005,280
Property and
  equipment, net        3,930,191        -        1,803,507         -            5,733,698    495,619        -            6,229,317
Intangible assets,
  net                  14,860,171        -            -        26,773,043 (c)   41,633,214       -       4,940,781 (f)   46,573,995
Other assets            1,238,929     (564,427)     252,200    14,443,255 (c)   15,369,957      4,602        -           15,374,559
                       ----------  -----------  -----------  ------------      ----------- ----------  -----------     ------------
  Total assets        $30,559,774  $31,199,638  $10,111,647   $17,732,220      $89,603,279 $8,249,262  $ 3,210,054     $101,062,595
                       ========== ============  ===========  ============      =========== ==========  ===========     ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable   $ 1,505,762  $     -      $ 1,059,033   $  (557,361)(d)  $ 2,007,434 $  117,758  $     -         $  2,125,192
   Payable to
    affiliated
    physician
    groups              1,341,876        -           -             -             1,341,876       -           -            1,341,876
   Management fees
    payable                 -             -         573,715      (573,715)(d)         -          -           -                 -
   Accrued salaries,
    wages and
    benefits            1,153,558         -          -             -             1,153,558  1,266,796        -            2,420,354
   Accrual for
    purchased medical
    services                -             -          -             -                -       1,132,919        -            1,132,919
   Accrued expenses
    and other current
    liabilities         2,353,381    1,035,573    1,338,398      (887,331)(d)    3,840,021    150,096        -            3,990,117
   Advances from
    affiliated
    company                 -            -          700,174      (700,174)(d)       -            -           -               -
   Current maturities
    of long-term
    debt                1,151,191        -        2,167,502    (2,167,502)(d)    1,151,191  1,830,010        -            2,981,201
   Current maturities
    of capital leases     589,438        -            -              -             589,438      -            -              589,438
   Deferred purchase
    price                 181,986        -            -              -             181,986      -            -              181,986
                       ----------  -----------  -----------  ------------      ----------- ----------  -----------     ------------
   Total current
    liabilities         8,277,192    1,035,573    5,838,822    (4,886,083)      10,265,504 4,497,579         -           14,763,083

Notes payable,
  net                   4,585,173   (1,715,935)     976,833      (976,833)(d)   11,565,092      -            -           11,565,092
                                                                8,695,854 (e)
Obligations under
  capital leases        1,030,171       -           174,325      (174,325)(d)    1,030,171      -            -            1,030,171
Convertible
  subordinated notes
  payable               1,800,274       -              -              -          1,800,274      -            -            1,800,274
Deferred purchase
  price                    -            -              -        6,317,230 (e)    6,317,230      -            -            6,317,230
Other long term
 liabilities              393,575       -              -              -            393,575   146,000         -              539,575
                       ----------  -----------  -----------  ------------      ----------- ----------  -----------     ------------

   Total liabilities   16,086,385     (680,362)   6,989,980     8,975,843       31,371,846 4,643,579                     36,015,425


Series A Redeemable
 convertible
 preferred              2,957,641   (2,957,641)       -              -              -            -           -                -
Redeemable common
   stock                  991,776     (991,776)       -              -              -            -           -                -

Stockholders' equity:
 Preferred stock            -           -             -              -              -            -           -                -
 Class B common stock      12,262      (12,262)       -              -              -            -           -                -
 Common stock              31,871       58,915    2,553,346    (2,553,346)(d)      110,583     1,091        (1,091)(g)      117,810
                                                                   19,797 (e)                                7,227 (h)
  Additional paid
   in capital          11,987,480   35,782,764      395,016      (395,016)(d)   59,628,491   107,996      (107,996)(g)   66,437,001
                                                               11,858,247 (e)                            6,808,510 (h)
 Unrealized gains
  on securities
  available for
  sale                      -           -             -              -               -       260,037      (260,037)(g)       -
 Common stock to
  be issued             2,303,212       -             -              -           2,303,212      -              -          2,303,212
 Stockholder notes
  receivable             (151,306)      -             -              -            (151,306)     -              -           (151,306)
 Retained earnings
  (Accumulated
   deficit)            (3,659,547)      -           173,305      (173,305)(d)   (3,659,547) 3,236,559   (3,236,559)(g)   (3,659,547)
                       ----------  -----------  -----------  ------------      ----------- ----------  -----------     ------------
  Total
  stockholders'
  equity               10,523,972   35,829,417    3,121,667     8,756,377       58,231,433  3,605,683    3,210,054       65,047,170
                       ----------  -----------  -----------  ------------      ----------- ----------  -----------     ------------
Total liabilities
 and stockholders'
 equity               $30,559,774  $31,$99,638  $10,111,647  $ 17,732,220      $89,603,279 $8,249,262  $ 3,210,054     $101,062,595
                       ==========  ===========  ===========  ============      =========== ==========  ===========     ============


     See accompanying notes to pro forma consolidated financial information

                   PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                            Year Ended December 31, 1996
                                  (Unaudited)





                                                                        Prior
                                             Prior     Acquisition    Offering   Historical        HPI         HPI      Pro Forma
                              Histor-       Acquisi-      Adjust-       Adjust-     As           Acquisi-     Adjust-      As
                              ical(i)       tions(j)      ments        ments(r)  Adjusted         tion(s)      ments    Adjusted

Physician groups
   revenue, net            $46,996,262   $49,502,406  $    -           $   -    $96,498,668    $16,120,451        -    $112,619,119
Less: amounts
 retained by physician
 groups                     20,791,607    21,791,201   (27,260,588)(k)     -     40,753,282          -            -      40,753,282
                                                        25,431,062 (k)
                           -----------   -----------  ------------     -------  -----------    -----------  --------   ------------
Management fee revenue      26,204,655    27,711,205     1,829,526         -     55,745,386     16,120,451         -     71,865,837

Operating expenses:
   Clinic salaries and
    benefits                11,778,563    11,761,942    (2,315,116)(l)     -     21,225,389      6,945,232         -     28,170,621
   Clinic rent and
    lease expense            2,684,002     2,780,897        17,630 (m)     -      5,482,529         -              -      5,482,529
   Clinic supplies           2,860,454     2,157,136         -             -      5,017,590        135,790         -      5,153,380
   Other clinic costs        6,202,760     9,667,221      (478,609)(k)     -     15,391,372      6,971,098         -     22,362,470
   General corporate
    expenses                 2,633,585         -             -             -      2,633,585          -             -      2,633,585
   Depreciation and
    amortization               723,641       858,193       (28,933)(n)     -      2,339,052        185,534         -      2,698,401
                                                           786,151 (o)                                      173,815 (t)
   Merger costs                682,269         -             -             -        682,269          -             -        682,269
   Interest expense            210,234       298,667      (215,063)(p) (51,098)   1,084,944         25,887         -      1,110,831
                                                           842,204 (p)
                           -----------   -----------  ------------     -------  -----------    -----------  --------   ------------
                            27,775,508    27,524,056    (1,391,736)    (51,098)  53,856,730     14,263,541   173,815     68,294,086

Income (loss) before
 provision for
 income taxes               (1,570,853)      187,149     3,221,262      51,098    1,888,656      1,856,910  (173,815)     3,571,751
Provision (benefit)
 for income taxes                -           (93,974)      792,246 (q)  19,417      717,689        706,000   (66,424)(u)  1,357,265
                           -----------   -----------  ------------     -------  -----------    -----------  --------   ------------
Net income (loss)          $(1,570,853)  $   281,123    $2,429,016     $31,681   $1,170,967     $1,150,910 $(107,391)   $ 2,214,486
                           ===========   ===========   ===========     =======  ===========    ===========  ========   ============
Net income (loss)
  per share                $     (0.19)                                          $     0.08                            $       0.14
                           ===========                                           ==========                            ============

Weighted average
 number of common
 shares outstanding          8,395,186                                           14,673,492                              15,396,180
                             =========                                           ==========                              ==========








  See accompanying notes to pro forma consolidated financial information.

                   PRO FORMA CONSOLIDATED BALANCE SHEET
                              September 30, 1997
                                 (Unaudited)


                                                                    HPI              HPI              Pro Forma
                                              Historical       Historical(f)     Adjustments         as Adjusted

                                                        ASSETS
Current assets:
   Cash and cash equivalents                $ 17,098,313       $ 2,101,609       $(1,730,727)(h)   $ 17,469,195
   Accounts receivable, net                   13,807,217         2,966,007             -             16,773,224
   Inventory                                     278,685             -                 -                278,685
   Management fees receivable                    161,105             -                 -                161,105
   Due from affiliated physician groups        2,206,265             -                 -              2,206,265
   Prepaid expenses and other current assets   3,222,920           595,601             -              3,818,521
                                            ------------       -----------       -----------       ------------
     Total current assets                     36,774,505         5,663,217        (1,730,727)        40,706,995

Investments                                        -             3,034,245             -              3,034,245
Property and equipment, net                    6,337,628           723,118             -              7,060,746
Intangible assets, net                        46,237,534             -             4,421,564 (f)     50,659,098
Other assets                                  16,332,234           855,000             -             17,187,234
                                            ------------       -----------       -----------       ------------
     Total assets                           $105,681,901       $10,275,580       $ 2,690,837       $118,648,318
                                            ============       ===========       ===========       ============

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                         $ 1,437,015        $ 1,370,682       $     -           $  2,807,697
   Payable to affiliated physician groups      3,596,788             -                 -              3,596,788
   Accrued salaries, wages and benefits        1,628,373           815,229             -              2,443,602
   Accrued expenses and other current liabilities2,757,731         150,097             -              2,907,828
   Accrual for purchased medical services          -             2,703,684             -              2,703,684
   Current maturities of long-term debt        3,668,146           750,000             -              4,418,146
   Current maturities of capital leases          137,180             -                 -                137,180
   Deferred purchase price                     8,434,428             -                 -              8,434,428
                                            ------------       -----------       -----------       ------------
     Total current liabilities                21,659,661         5,789,692                           27,449,353

Notes payable, net                            15,245,130             -                 -             15,245,130
Obligations under capital leases                 746,414             -                 -                746,414
Convertible subordinated notes payable         1,800,274             -                 -              1,800,274
Other long term liabilities                    1,716,481           360,988             -              2,077,469
                                            ------------       -----------       -----------       ------------
     Total liabilities                        41,167,960         6,150,680             -             47,318,640

Stockholders' equity:
   Preferred stock                                 -                 -                 -                  -
   Common stock                                  100,621             1,501            (1,501)(g)        107,848
                                                                                       7,227 (h)
   Additional paid in capital                 53,400,407           190,561          (190,561)(g)     60,208,917
                                                                                   6,808,510 (h)
   Unrealized gain on securities                                   583,483          (583,483)(g)            -
   Common stock to be issued                  11,878,044             -                 -             11,878,044
   Stockholder notes receivable                   (369,665)    -                                       (369,665)
   Retained earnings (Accumulated deficit)        (495,466)    3,349,355          (3,349,355)(g)       (495,466)
                                            -------------- -------------  -----------------         -----------
   Total stockholders' equity                 64,513,941         4,124,900         2,690,837         71,329,678
                                            ------------       -----------       -----------       ------------
Total liabilities and stockholders' equity  $105,681,901       $10,275,580       $ 2,690,837       $118,648,317
                                            ============       ===========       ===========       ============












 See accompanying notes to pro forma consolidated financial information

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 1997
                                   (Unaudited)





                                             Prior                      Offering     Historical        HPI         HPI     Pro Forma
                               Histor-       Trans-        Adjust-       Adjust-        As           Acquisi-     Adjust-     As
                               ical(i)      actions(j)      ments       ments(r)     Adjusted        tion(s)      ments    Adjusted

Physician groups
 revenue, net              $75,760,198    $11,686,333    $-               $-       $87,446,531    $11,319,268    $-     $98,765,799
Less: amounts
 retained by
 physician group            31,037,320      3,937,530     (3,937,530)(k)   -        35,407,283        -           -      35,407,283
                                                           4,369,963 (k)   -
Management fee
 revenue                    44,722,878      7,748,803       (432,433)      -        52,039,248     11,319,268     -      63,358,516

Operating expenses:
   Clinic salaries and
    benefits                17,362,170      2,882,504       (279,907)(l)   -        19,964,767      2,014,243      -     21,979,010
   Clinic rent and
    lease expense            4,129,602        762,154          -           -         4,891,756        -            -      4,891,756
   Clinic supplies           5,510,504      1,009,281          -           -         6,519,785         32,262      -      6,552,047
   Other clinic costs        8,225,318      1,674,747         (1,263)(m)   -         9,898,802      8,820,524      -     18,719,326
   General corporate
    expenses                 2,756,283          -              -           -         2,756,283        -            -      2,756,283
   Depreciation and
    amortization             1,961,520        263,079         20,330 (n)   -         2,707,955        194,254      -      3,061,539
                                                             463,026 (o)                                        159,330(t)
   Interest expense            227,565          4,075         (4,075)(p)  (30,386)     281,700         69,990      -        351,690
                                                              84,521 (p)                                           -
                             ---------     ----------   ------------      -------   ----------     ----------   -------- ----------
                            40,172,962      6,595,840        282,632      (30,386)  47,021,048     11,131,273   159,330   58,311,651
                             ---------     ----------   ------------      -------   ----------     ----------   -------- ----------
Income (loss)
 before provision
 for income                  4,549,916      1,152,963       (715,065)      30,386    5,018,200        187,995  (159,330)  5,046,865
Provision (benefit)
 for incomes
 taxes                       1,385,835           -           509,534 (q)   11,546    1,906,915         75,199  (64,305)(u) 1,917,809
                            ---------     ----------   ------------      -------   ----------     ----------   -------- ----------

Net income (loss)           $3,164,081    $1,152,963     $(1,224,599)     $18,840   $3,111,285    $   112,796  $(95,025) $3,129,056
                            =========     ==========   =============      =======   ==========    ===========  ========  ==========
Net income (loss)
  per share                 $    0.23                                               $    0.21                             $    0.20
                            =========                                              ==========                                =====

Weighted average
 number of common
 shares outstanding       13,939,114                                               14,994,059                            15,716,747
                          ==========                                               ==========                            ==========









      See accompanying  notes to pro forma  consolidated financial information.

NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     Through December 2, 1997 and during 1996 the Company, through its wholly owned subsidiaries, acquired certain operating assets and assumed certain operating liabilities of seven physician groups located in Alabama, Florida, Kentucky, Pennsylvania and Texas. In addition to physician practices, the Company, through its wholly owned subsidiary, acquired all of the outstanding stock of Health Plans, Inc. ("HPI") which provides capitation management services through risk contracting with third-party payors.

Physician Groups Revenue, Net

     Physician groups revenue represents the revenue of the affiliated physician groups reported at the estimated realizable amounts from patients, third-party payors, and others for services rendered, net of contractual and other adjustments.

Management Fee Revenue

     Management fee revenue represents physician groups revenue less amounts retained by physician groups. The amounts retained by physician groups (typically 85% of the physician group operating income) represent amounts paid to the physician groups pursuant to the service agreements between the Company and the physician groups. Under the service agreements, the Company provides each physician group with the facilities and equipment used in its medical practice, assumes responsibility for the management of the operations of the practice, and employs substantially all of the non-physician personnel utilized by the group.

     The Company's management fee revenue is dependent upon the operating income of the physician groups. Physician group operating income is defined in the service agreements as the physician group's net medical revenue less certain contractually agreed-upon clinic expenses, including non-physician clinic salaries and benefits, rent, insurance, interest, and other direct clinic expenses. The amount of the physician groups revenue retained and paid to the physician groups primarily consists of the cost of the affiliated physicians' services. The remaining amount of the physician group operating income (typically 15%) and an amount equal to 100% of the clinic expenses are reflected as management fee revenue earned by the Company.

Pro Forma Consolidated Balance Sheet

The adjustments reflected in the December 31, 1996 and September 30, 1997 pro forma consolidated balance sheets are as follows:

     The December 31, 1996 historical consolidated balance sheet includes the combined assets, liabilities and stockholders' equity of the Company and Western Medical Management Corp. Inc. ("Reno") at December 31, 1996. The Reno business combination was completed on March 17, 1997, and has been accounted for as a pooling of interests.

     To reflect the effects of the Offering and the conversion of all Series A Redeemable Convertible Preferred Stock and Class B Common Stock into Common Stock and the termination of the Company's contingent obligation to repurchase Redeemable Common Stock that occurred simultaneous with the Offering. The equity conversions assume that all stock was converted using a one-for-one conversion ratio, as provided in the Company's Certificate of Incorporation.

     (c) To record the assets acquired and liabilities assumed by ProMedCo in the acquisition of the Southwest Florida Clinic Practices and IMG, Inc. which were completed during 1997. The fair value of the clinic net assets was determined based on an analysis of estimated future clinic operating results. The following methods and assumptions were used to estimate fair value:

         Cash and cash equivalents--The historical carrying amount approximates fair value.

         Accounts receivable, net--The Company acquired only a specified portion of the accounts receivable. The Company reviewed the specific receivable balances and determined that their historical carrying amount approximates their fair value.

         Property and equipment, net--The Company performed an asset review and determined that the historical carrying amount approximates fair value.

         Liabilities assumed--Given the short term nature of the liabilities assumed, the historical carrying amount approximates their fair value.

         Intangible  assets--In  connection  with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each group, number of service sites and ability to recruit additional physicians, the group's relative market position, the length of time each group has been in existence, and the term and enforceability of the service agreement. Because the Company does not practice medicine, maintain patient relationships, hire physicians, enter into employment and non-competition agreements with the physicians, or directly contract with payors, the intangible asset created in the purchase allocation process is associated solely with the service agreement with the physician group. The service agreements are for a term of 40 years and cannot be terminated by either party without cause, consisting primarily of bankruptcy or material default.

              The Company believes that there is no material value allocable to the employment and non-competition agreements entered into between the physician group and the individual physicians. The primary economic beneficiary of these agreements is the physician group, an entity that the Company does not legally control. In addition, any damages under the agreements are paid solely to the physician group for purposes of replacing departing physicians. Generally, due to low expected physician turnover in the industry and the ability of the physician group to replace departing physicians, the Company believes there would be no significant economic loss to either the physician group or the Company due to physician departure. The physician groups continually recruit physicians and, as appropriate and necessary, subsequently add qualified physicians to the group. This manner of operations allows the physician group to perpetuate itself as individual physicians retire or are otherwise replaced. The Company believes that the physician groups with which it has service agreements thus are long-lived entities with an indeterminable life, and that the physicians, customer demographics, and various contracts will be continuously replaced. The service agreement intangible is being amortized on a straight-line method over a composite average life of 30 years.

     (d) To eliminate assets not acquired and liabilities not assumed by ProMedCo in the Prior Transactions which were completed in 1997 as stated in the respective purchase agreements, and to eliminate the owner's equity in connection with the purchase accounting for the acquisitions.

     (e) To record the cash paid and notes payable issued at closing in exchange for assets acquired and liabilities assumed in connection with the Prior Transactions which were completed during 1997.

     (f) To record the assets acquired and liabilities assumed by ProMedCo in the HPI Acquisition. This acquisition has been accounted for by the purchase method of accounting and, accordingly, the purchase price has been preliminary allocated to the assets acquired and liabilities assumed based on the estimated fair values. The total consideration for the transactions was approximately $8.5 million, which consisted of $1.7 cash and $6.8 million of the Company's common stock and stock options. The fair value of the net assets was determined based on an analysis of estimated future operating results.

         The following methods and assumptions were used to estimate fair value:

         Cash and cash equivalents--The historical carrying amount approximates fair value.

         Accounts receivable, net--The Company reviewed the specific receivable balances and determined that their historical carrying amount approximates their fair value.

         Investments--All marketable securities are classified as available for sale and are valued at fair value.

         Property and equipment, net and other assets--The Company performed an asset review and determined that the historical carrying amount approximates fair value.

         Intangible assets--In connection with the allocation of the purchase price to identifiable intangible assets, the Company analyzes the nature of each business acquired. The goodwill intangible is being amortized on a straight-line method over 30 years.

         Liabilities assumed--Given the short term nature of the liabilities assumed, the historical carrying amount approximates their fair value.

     (g) To eliminate the stockholders' equity of HPI in connection with the purchase accounting for the acquisition.

     (h) To record the cash paid and stocks issued by the Company at closing in exchange all of the outstanding stock of HPI.

Pro Forma Consolidated Statement of Operations

The adjustments reflected in the pro forma consolidated statement of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 are as follows:

     (i) The historical consolidated statement of operations includes the combined results of operations of the Company and Reno for the year ended December 31, 1996 and the nine months ended September 30, 1997. The Reno business combination was completed on March 17, 1997, and has been accounted for as a pooling of interests.

     The Prior  Transactions  column  represents  the  historical  revenues  and expenses of the physician groups for that portion of the year preceding the groups' affiliation with the Company. The Prior Transactions include Cullman Family Practice, P.C., Family Medical Clinic, P.C., Morgan-Haugh, P.S.C., HealthFirst Services, Inc., Tarrant Family Practice, P.A., King's Daughters Clinic, P.A., which were acquired in 1996 and Abilene Diagnostic Clinic, P.L.L.C., Naples Medical Center, P.A., Naples Obstetrics & Gynecology, M.D., P.A., and IMG, Inc. which were acquired in 1997.

     (k) To eliminate the historical amounts retained by physician groups, physician benefits, other physician-related costs and to record the amounts retained by physician groups to the percentage specified in the service agreement (typically 85% of each of the physician group's operating income) for each affiliated physician group in the Prior
         Transactions and Reno. The adjustment is for the periods that the physician groups were not managed under the service agreements.

     (l) To eliminate the salaries of physician extenders at historical levels in the Prior Transactions for the periods not covered by the service agreements. The service agreements provide that these costs are for the account of the physician groups. The adjustment is for the periods the physician groups were not managed under the service agreements.

     (m) To record additional rental expense related to the rental of clinic space from the physician groups in the Prior Transactions. The adjustment is for the periods the physician groups were not managed under the service agreements.

     (n) To eliminate the depreciation and amortization expense recorded by the physician groups in the Prior Transactions at historical values. The adjustment is for the periods the physician groups were not managed under the service agreements.

     (o) To adjust depreciation expense and amortization expense in the Prior Transactions. The adjustment for depreciation expense is computed by dividing total fixed assets acquired by the weighted average life of the fixed assets acquired (approximately seven years), less depreciation expense recorded on an historical basis. The adjustment for amortization expense is computed by dividing total service agreement rights acquired by a composite average life of 30 years, less agreement amortization expense recorded on an historical basis. The adjustments assume the acquired assets were held for the entire period presented.

     (p) To eliminate interest expense related to liabilities not assumed in connection with the Prior Transactions and record interest on debt issued in connection with the acquisitions.

     (q) To record an estimate of the overall provision for income taxes for the consolidated operations of the historical results of the Company plus the Prior Transactions, as adjusted, at an estimated effective rate of 38%.

     (r) To reduce interest expense assuming repayment of the Company's Credit Facility borrowings with a portion of the proceeds of the Offering received by the Company as of January 1, 1996, net of estimated federal and state income taxes at a combined rate of 38%.

     The HPI  Acquisition   represents  the  historical  combined  revenues  and
         expenses of the Health Plans, Inc.

     (t) To adjust amortization expense. The adjustment for amortization expense is computed by dividing total goodwill acquired by thirty years, less goodwill amortization recorded on an historical basis.

     (u) To record an estimate of the provision for income taxes for the HPI Acquisition at an estimated rate of 38%.

                                SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   ProMedCo Management Company




                                By:            /s/ Robert D. Smith
                                                   Robert D. Smith
                                                Chief Accounting Officer

Date:  February 17, 1998